Exhibit 10.7

Execution Version

PARTIAL Termination of stock purchase Agreement

This PARTIAL TERMINATION OF STOCK PURCHASE AGREEMENT (this “Termination”) is entered into as of February 18, 2025 (the “Effective Date”), pursuant to the Stock Purchase Agreement, dated as of January 5, 2024 (as amended from time to time, the “Agreement”), by and among Trinity Place Holdings Inc., a Delaware corporation (the “Company”), TPHS Lender LLC, a Delaware limited liability company (the “Company Investor”) and TPHS Investor LLC, a Delaware limited liability company (the “JV Investor” and, together with the Company Investor, the “Investor”). Capitalized terms used but not defined in this Termination shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to Section 22 of the Agreement, the Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms and conditions of the Agreement may be waived by written instrument signed by all the parties; and

WHEREAS, the parties desire to terminate the Agreement in part, and the parties further agree to waive any applicable notice otherwise required under the Agreement with respect to the partial termination contemplated by this Termination.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Termination, the parties hereto, intending to be legally bound, hereby agrees as follows:

SECTION 1.Partial Termination. On the Effective Date, each of the parties hereto on behalf of itself and its Affiliates and its and their respective successors and assigns, hereby irrevocably acknowledges, covenants and agrees that the Agreement (and each right, duty, remedy and obligation of the parties thereto of any nature whatsoever) hereby is terminated in all respects and has no further legal force or effect, except for Sections 2, 3, 4, 6(d)(xxv), 7(c), 13, and 25 thereof and any definitions of defined terms set forth in such sections, and such additional provisions of the Agreement required to survive under the R&W Insurance Policy terms to provide insurance coverage to the Company and/or to Investor, all of which shall remain unmodified and in full force and effect, provided that such provisions shall survive solely with respect to the ability to maintain the R&W Insurance Policy and shall in no event subject the Company to any liability with respect to such surviving representations and warranties.

SECTION 2.Waiver of Warrant Issuance. On the Effective Date, any and all right, title, and interest the Investor had to issuance of penny warrants for the Company’s common stock shall be waived, cancelled and retired, and all rights and obligations of the Investor and the Company in connection with any future issuance of such penny warrants shall be terminated and released.

SECTION 3.Release and Waiver. Upon fulfillment of the terms of this Termination, each party releases the other from any further claims, demands, or liabilities arising out of the Agreement, except as otherwise provided in Section 1 above.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed or caused this Termination to be executed as of the Effective Date.

TRINITY PLACE HOLDINGS INC.,
a Delaware corporation

By:	/s/ Steven Kahn
	Name:	Steven Kahn
	Title:	Chief Financial Officer

(Signature Page to Termination of Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed or caused this Termination to be executed as of the Effective Date.

TPHS LENDER LLC, a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
	Name:	Joshua D. Morris
	Title:	Manager

TPHS INVESTOR LLC, a Delaware limited liability company

By:	Madave Management LLC, its Manager

By:	/s/ Joshua D. Morris
	Name:	Joshua D. Morris
	Title:	Manager

(Signature Page to Termination of Stock Purchase Agreement)